Exhibit g

                                USA REIT FUND LLC

                          INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT is made as of the 25th day of November, 2003, by and between USA REIT Fund LLC, a Delaware limited liability company (the "Fund") and INVESCO Institutional (N.A.), Inc., acting through its real estate management division, INVESCO Real Estate (the "Advisor").

                                    RECITALS

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified management investment company;

         WHEREAS, the Advisor is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment advisor and engages in the business of acting as an investment advisor;

         WHEREAS, the Fund and the Advisor desire to enter into an agreement to provide for investment advisory services to the Fund upon the terms and conditions hereinafter set forth; and

         WHEREAS, all capitalized terms used but not defined herein shall have their respective meanings as set forth in the Prospectus of the Fund (the "Prospectus");

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. ADVISORY SERVICES. Subject at all times to the policies and control of the Board of Directors of the Fund (the "Board"), the Advisor shall act as investment advisor for the Fund and shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as investment advisor.

         2. INVESTMENT ANALYSIS AND IMPLEMENTATION. In carrying out its obligations under Section 1 hereof, the Advisor shall act at all times (i) on a basis that is fair and reasonable to the Fund, (ii) honestly and in good faith with a view to the best interests of the Fund and, (iii) in connection therewith, exercise the degree of care, diligence and skill that a reasonably prudent portfolio manager would exercise in the circumstances.

         Without limiting its general powers but subject to the terms and conditions hereof, the Advisor is hereby authorized and empowered in its sole discretion as follows:

                  (a) to invest, reinvest and manage the investments of the Fund in accordance with the investment objectives and subject to the investment restrictions as described in the Prospectus and the Advisor agrees to so act;

                  (b) to make decisions as to the purchase and sale of portfolio investments and decisions as to the execution of portfolio transactions, including selection of exchanges,


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         dealers or brokers and the negotiation, where applicable, of commissions or service charges, to execute transactions and to perform the services described in this Agreement with respect to the Fund;

                  (c) to perform any and all other acts as may be in its judgment necessary or appropriate to the management of the investments of the Fund;

                  (d) unless otherwise notified by the Administrator, provided that the Administrator has properly provided or has caused to be provided to the Advisor the proxy materials, and further provided that timely notice has been given to the Advisor by the custodian of the Fund's assets, to determine whether and in what manner to vote, and execute or cause to be executed proxies respecting the voting of, securities held by the Fund at meetings of holders of such securities;

                  (e) provide or cause to be provided to the Company and the Administrator, in electronic form, a quarterly statement of the investments held by the Fund within ten business days following each quarter-end, and such other reports as the Administrator may reasonably request;

                  (f) provide quarterly presentations to the Board and the Administrator;

                  (g) make available to the Administrator, on a basis agreed upon between the Administrator and the Advisor, the Advisor's expertise relating to the matters affecting the Fund, including attending marketing presentations when requested by the Fund;

                  (h) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund, and whether concerning the individual issuers whose securities are included in the assets of the Fund or the activities in which such issuers engage, or with respect to securities which the Advisor considers desirable for inclusion in the Fund's assets; and

                  (i) take, on behalf of the Fund, all actions which are necessary or appropriate to carry out the aforesaid.

         3. DELEGATION OF RESPONSIBILITIES. Subject to approval by the Board, the Advisor is authorized to delegate any or all of its rights, duties and obligations under this Agreement to one or more sub-advisors, and may enter into agreements with sub-advisors, and may replace any such sub-advisors from time to time in its discretion, in accordance with the 1940 Act, the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Securities and Exchange Commission ("SEC"), and if applicable, exemptive orders or similar relief granted by the SEC and upon receipt of approval of such sub-advisors by the Board and by shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).

         4. INDEPENDENT CONTRACTORS. The Advisor and any sub-advisors shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly


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         provided or authorized, have no authority to act for or represent the
         Fund in any way or otherwise be deemed to be an agent of the Fund.

         5. CONTROL BY THE BOARD. Any investment program undertaken by the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Advisor on behalf of the Fund, shall at all times be subject to any directives of the Board.

         6. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

                  (a) all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

                  (b) the provisions of the registration statement of the Fund, as the same may be amended from time to time under the 1940 Act;

                  (c) the provisions of the Prospectus, including without limitation, the investment objectives and the investment restrictions;

                  (d) the provisions of the Fund's Limited Liability Company Agreement, as the same may be amended from time to time;

                  (e) the provisions of the by-laws of the Fund, as the same may be amended from time to time; and

                  (f) any other applicable provisions of state, federal or foreign law.

         The Advisor shall provide annual certification to the Fund that it is in compliance with the provisions of this Section 6 and quarterly certification to the Fund that it is in compliance with this Section 6(c).

         7. BROKER-DEALER RELATIONSHIPS. The Advisor is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection, and negotiation of brokerage commission rates.

                  (a) The Advisor's primary consideration in effecting a security transaction will be to obtain the best execution.

                  (b) In selecting a broker-dealer to execute each particular transaction, the Advisor will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the execution services offered.


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                  (c) Subject to such policies as the Board may from time to time determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Advisor an amount of commission for effecting a fund investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Fund and to other clients of the Advisor as to which the Advisor exercises investment discretion. The Advisor is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund, the Advisor or to any sub-advisor. Such allocation shall be in such amounts and proportions as the Advisor shall determine and the Advisor will report on said allocations regularly to the Board indicating the brokers to whom such allocations have been made and the basis therefor.

                  (d) With respect to the Fund, to the extent the Advisor does not delegate trading responsibility to one or more sub-advisors, in making decisions regarding broker-dealer relationships, the Advisor may take into consideration the recommendations of any sub-advisor appointed to provide investment research or advisory services in connection with the Fund, and may take into consideration any research services provided to such sub-advisor by broker-dealers.

                  (e) Subject to the other provisions of this Section 7 and the directions of the Fund's Board of Directors, the 1940 Act, the Securities Exchange Act of 1934, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the SEC, any exemptive orders issued by the SEC, and any other applicable provisions of law, the Advisor may select brokers or dealers with which it or the Fund is affiliated.

         8. BOOKS AND RECORDS. The Advisor will maintain complete and accurate records in respect of all transactions relating to the Fund's portfolio. The Advisor will keep or will cause to be kept records in respect of all such portfolio transactions executed on behalf of the Fund. To the extent permitted by applicable law, the Advisor shall provide access to its books and records relating to the Fund as the Fund or the Administrator may reasonably request. The Advisor shall have access at all reasonable times to books and records maintained for the Fund, only to the extent necessary for the Advisor to comply with all applicable securities, or other laws to which it is subject, and further provided that the Fund shall produce copies of such records and books whenever reasonably required to do so by the Advisor for the purpose of legal proceedings or dealings with any governmental or regulatory authorities or for its internal compliance procedures.

         9. COMPENSATION. The Fund shall pay the Advisor, out of the assets of the Fund, as full compensation for all services rendered, an advisory fee rate as described in this paragraph 9. If the Fund's Net Asset Value exceeds $55 million (CDN), the Investment Advisor will receive an


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annual fee equal to 0.80% of the Fund's Net Asset Value for the first $10 million (CDN), 0.70% of the Fund's Net Asset Value on the next $10 million (CDN) and 0.60% of the Fund's Net Asset Value over $20 million (CDN), in each case calculated and payable monthly in arrears. If the Fund's Net Asset Value is less than $55 million (CDN) the Investment Advisor will receive an annual fee equal to 55% of 1.10% of the Fund's Net Asset Value which will be reduced by 0.014% of the Fund's Net Asset Value for each $1 million (CDN) below $55 million (CDN) and further reduced by 0.055% of the Fund's Net Asset Value for each $1 million
(CDN) below $30 million (CDN).

         10. EXPENSES OF THE ADVISOR. The Advisor shall be entitled to reimbursement from the Fund for trading costs reasonably incurred by it in connection with the provisions of its services under this Agreement.

         11. SERVICES TO OTHER COMPANIES OR ACCOUNTS. The Fund understands that the Advisor now acts, will continue to act and may act in the future as investment advisor to fiduciary and other managed accounts, and as investment advisor to other investment companies, including any offshore entities, or accounts, and the Fund has no objection to the Advisor so acting, provided that whenever the Fund and one or more other investment companies or accounts managed or advised by the Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Fund recognizes that in some cases this procedure may adversely affect the size of the positions obtainable and the prices realized for the Fund.

         12. NON-EXCLUSIVITY. The Fund understands that the persons employed by the Advisor to assist in the performance of the Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Advisor or any affiliate of the Advisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. The Fund further understands and agrees that officers or directors of the Advisor may serve as officers or directors of the Fund, and that officers or directors of the Fund may serve as officers or directors of the Advisor to the extent permitted by law; and that the officers and directors of the Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

         13. CONSENT TO THE USE OF NAME. During the term of this Agreement, when referring to the Advisor in connection with the Fund and in any promotional and marketing materials relating thereto, the Fund shall use such name or trade names of the Advisor, or its affiliates or its associates, and describe the Advisor and its affiliates and associates only as directed and permitted by the Advisor.

         14. EFFECTIVE DATE, TERM AND APPROVAL. This Agreement shall become effective with respect to the Fund, if approved by the shareholders of the Fund, on November 26, 2003. If so approved, this Agreement shall continue in force and effect until November 26, 2005, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

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                  (a) (i) by the Board or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act); and

                  (b) by the affirmative vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as directors of the Fund), by votes cast in person at a meeting specifically called for such purpose.

         15. TERMINATION. This Agreement may be terminated as to the Fund at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by the Advisor, on no more than sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in
Section 2(a)(4) of the 1940 Act. Upon termination pursuant to this Section 15, the Advisor, at the Company's request, must deliver all copies of books and records maintained in accordance with this Agreement and applicable law.

         16. AMENDMENT. No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

         17. LIABILITY OF ADVISOR. The Advisor will not be liable in any way for any default, failure or defect in any of the securities comprising the Fund's portfolio if it has satisfied the duties and the standard of care, diligence and skill set forth in this Agreement. However, the Advisor shall be liable to the Fund for any loss, damage, claim, cost, charge, expense or liability resulting from the Advisor's willful misconduct, bad faith or negligence or disregard by the Advisor of the Advisor's duties or standard of care, diligence and skill set forth in this Agreement or a material breach or default of the Advisor's obligations under this Agreement.

         18. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Notice to the Company shall be sent to: Cindy Caskey, 1201 North Market Street, Wilmington, Delaware 19801 with a copy to the Administrator, Brompton Capital Advisors, Inc., Suite 2930, P.O. Box 793, Bay Wellington Tower, BCE Place, 181 Bay Street, Toronto, Ontario, M5J 2T3, and that of the Advisor shall be Three Gallery Tower, Suite 500, 13155 Noel Road, Dallas, Texas, 75420.

         19. QUESTIONS OF INTERPRETATION. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be


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governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers on the day and year first written above.

                                        USA REIT FUND LLC
                                        (a Delaware limited liability company)





                                        By:/s/ Peter A. Braaten
                                           _____________________________________
                                           Chief Executive Officer and President


                                        INVESCO INSTITUTIONAL (N.A.), INC.,
                                        acting through its real estate
                                        management division, INVESCO REAL ESTATE


                                        By:/s/ Joe Rodriguez, Jr.
                                           _____________________________________
                                                     Vice President


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